Exhibit 99.1

FTI Consulting, Inc.

1101 K Street NW

Washington, D.C. 20005

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports First Quarter 2014 Results

• First Quarter Revenues of $425.6 Million

• First Quarter Adjusted EPS of $0.41; Fully Diluted EPS of $0.45

• Second Quarter 2014 Guidance for Revenues of $430 Million to $445 Million and Adjusted EPS of $0.32 to $0.42

Washington, D.C., May 1, 2014 – FTI Consulting, Inc. (NYSE: FCN) (the “Company”), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today released its financial results for the quarter ended March 31, 2014.

For the quarter, revenues increased 4.5 percent to $425.6 million compared to $407.2 million in the prior year quarter. Fully diluted earnings per share (“EPS”) were $0.45 compared to $0.58 in the prior year quarter. EPS included a remeasurement gain related to the reduction in the fair value of estimated future contingent consideration payments for prior acquisitions, which increased first quarter EPS by $0.04. First quarter Adjusted EPS were $0.41 compared to $0.59 in the prior year quarter. First quarter Adjusted EBITDA was $51.2 million or 12.0 percent of revenues compared to $59.3 million or 14.6 percent of revenues in the prior year quarter.

Adjusted EPS, Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures defined elsewhere in this press release and are reconciled to GAAP measures in the financial tables that accompany this press release. Beginning with the quarter ended March 31, 2014, the definitions of each of these non-GAAP measures have been updated to exclude the impact of changes in the fair value of acquisition-related contingent consideration liabilities. All current and prior period information reflected herein has been reclassified to reflect this change.

Commenting on these results, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting said, “The first quarter, in many ways, heralds a number of the themes that we will discuss at our June investor day. Our Adjusted EPS of $0.41 at one level shows the power of our company – the fact that, when the stakes are high and someone needs committed people with world-leading expertise, people turn to FTI. The major driver of quarterly results was Forensic and Litigation Consulting with a record quarter, fueled by a number of front-page newspaper assignments from across the globe relating to high-stakes client events ranging from FCPA investigations to mortgage-backed security litigations. Similarly, our Technology business continued to perform very well, driven by ongoing FCPA and financial services investigations as well as increased cross-border M&A related ‘second request’ activity.”

Mr. Gunby added, “The first quarter also heralds the major set of work we have ahead. Notwithstanding the strong performance of Forensic and Litigation Consulting and Technology, our Adjusted EPS declined substantially year-over-year. Corporate Finance/Restructuring’s profitability continued its downward trend, Strategic Communications had another down quarter and Economic Consulting had a disappointing start to the year, both in terms of revenue and profitability.”

“Despite these challenges, I want be clear – since stepping into my role in late January I am more excited than ever to be here. The deeper I get into the business, the more impressed I am with the capabilities we have and with the talent, commitment and enthusiasm of our people. The quality of our client relationships is outstanding. And the potential is there. As we will discuss in June, I continue to think we will be able, in a relatively short period of time, to begin meeting the aspirations so many of us have for this company. At the same time I do want to underscore that 2014 will see no rapid turnaround in profitability. Though we see numerous opportunities to drive the performance of all of our segments and regions, most of these opportunities will benefit 2015 and 2016 much more than 2014. This year will be about laying that foundation and implementing actionable initiatives now that we believe will result in stronger market positions and enhanced stockholder returns in the future,” Mr. Gunby concluded.

Cash and Capital Allocation

Net cash used by operating activities for the quarter was $110.8 million compared to $2.3 million in the prior year as we funded our annual bonus payments and retention payments to key client-service professionals. Short-term borrowings were $20.0 million at March 31, 2014, and cash and cash equivalents were $77.0 million. During the quarter, the Company used $15.6 million for acquisition related payments and expended $4.4 million to settle transactions to repurchase the Company’s common stock that were made, but not settled in the fourth quarter of 2013. The Company did not repurchase any common stock during the first quarter of 2014.

First Quarter Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment decreased 5.1 percent to $94.0 million in the quarter compared to $99.1 million in the prior year quarter. Revenues declined organically by 9.6 percent due to lower demand in our bankruptcy and restructuring practices in North America, lower average realized bill rates due to mix of services in our telecom, media and technology (“TMT”) practice, and lower success fees in North America. Adjusted Segment EBITDA was $11.0 million or 11.7 percent of segment revenues compared to $19.1 million or 19.3 percent of segment revenues in the prior year quarter. Adjusted Segment EBITDA margin was reduced by lower utilization in our bankruptcy and restructuring practices in North America, increased acquired overhead expenses, lower average realized bill rates due to mix of services in our TMT practice and continued investment in our Europe, Middle East and Africa (“EMEA”) based transaction advisory services practice.

Economic Consulting

Revenues in the Economic Consulting segment decreased 7.2 percent to $106.9 million in the quarter compared to $115.2 million in the prior year quarter. Revenues declined organically by 8.8 percent due to lower demand for our financial economics practice in North America and lower demand and realization in our international arbitration, regulatory and valuation practices in EMEA, which was partially offset by higher demand for our antitrust litigation practice in EMEA. Adjusted Segment EBITDA was $13.0 million or 12.2 percent of segment revenues compared to $26.2 million or 22.7 percent of segment revenues in the prior year quarter. Adjusted Segment EBITDA margin was reduced by lower utilization in our financial economics practice in North America, the impact of employment contract extensions of key senior client-service professionals and lower utilization and realization in our international arbitration, regulatory and valuation practices in EMEA, which was partially offset by higher utilization in our antitrust litigation practice in EMEA.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased 20.6 percent to $121.4 million in the quarter compared to $100.7 million in the prior year quarter. Revenues grew organically by 17.6 percent due to increased demand for the segment’s global data analytics, disputes and insurance practices in North America, and the forensic accounting and global risk and investigations practices (“GRIP”) in Asia Pacific. Adjusted Segment EBITDA was $26.5 million or 21.8 percent of segment revenues compared to $12.8 million or 12.7 percent of segment revenues in the prior year quarter. The increase in Adjusted Segment EBITDA margin was due to improved utilization and employee leverage in the aforementioned practices.

Technology

Revenues in the Technology segment increased 28.6 percent to $60.1 million in the quarter compared to $46.7 million in the prior year quarter. The increase in revenues was due to Foreign Corrupt Practices Act (“FCPA”) and financial services industry investigations, increased merger and acquisition related “second request” activity and higher volume for services, which was partially offset by lower pricing for services. Adjusted Segment EBITDA was $17.3 million or 28.9 percent of segment revenues compared to $13.7 million or 29.4 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to the mix of lower margin services and increased investment in business development support.

Strategic Communications

Revenues in the Strategic Communications segment decreased 4.9 percent to $43.2 million in the quarter compared to $45.5 million in the prior year quarter. Revenues declined organically by 8.9 percent or $4.0 million due to reduced pass-through revenues. Adjusted Segment EBITDA was $2.7 million or 6.3 percent of segment revenues compared to $3.6 million or 7.8 percent of segment revenues in the prior year quarter. Adjusted Segment EBITDA margin was impacted by higher non-recurring facilities costs related to the transition to our new London office and increased acquired overhead costs, which were partially offset by reduced pass-through costs.

Second Quarter 2014 Guidance

The Company estimates that revenues for the second quarter of 2014 will be between $430.0 million and $445.0 million and Adjusted EPS will be between $0.32 and $0.42. Expectations for second quarter 2014 Adjusted EPS consider projected shifts in business mix and increased costs as compared to the first quarter of 2014, notwithstanding the non-recurrence of certain costs incurred in the first quarter of 2014. As discussed previously, full year 2014 revenues and Adjusted EPS guidance will be provided during the Company’s investor day on June 16, 2014.

First Quarter 2014 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss first quarter 2014 financial results at 9:00 a.m. Eastern Time on May 1, 2014. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website at www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 4,200 employees located in 26 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The company generated $1.65 billion in revenues during fiscal year 2013. More information can be found at www.fticonsulting.com.

Note: We define Segment Operating Income as a segment’s share of consolidated operating income. We define Total Segment Operating Income as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted EBITDA as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We define Total Adjusted Segment EBITDA as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”) as net income and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted

EPS to assess total Company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of GAAP to non-GAAP financial measures are included elsewhere in this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A Risk Factors” in the Company’s most recent Form 10-K filed with the SEC and in the Company’s other filings with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues	$425,552	$407,178

Operating expenses
Direct cost of revenues	274,275	258,480
Selling, general and administrative expense	108,387	96,647
Special charges	—	427
Acquisition-related contingent consideration	(1,843)	731
Amortization of other intangible assets	4,616	5,564

	385,435	361,849

Operating income	40,117	45,329

Other income (expense)
Interest income and other	1,003	937
Interest expense	(12,655)	(12,715)

	(11,652)	(11,778)

Income before income tax provision	28,465	33,551
Income tax provision	10,348	9,871

Net income	$18,117	$23,680

Earnings per common share - basic	$0.46	$0.60

Earnings per common share - diluted	$0.45	$0.58

Weighted average common shares outstanding - basic	39,438	39,403

Weighted average common shares outstanding - diluted	40,457	40,620

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax of $0	$4,728	$(15,509)

Total other comprehensive income (loss), net of tax	4,728	(15,509)

Comprehensive income	$22,845	$8,171

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Revenues	Adjusted EBITDA (1)	Margin	Utilization (3)	Average Billable Rate (3)	Revenue- Generating Headcount
	(in thousands)					(at period end)
Three Months Ended March 31, 2014
Corporate Finance/Restructuring	$93,982	$10,951	11.7%	70%	$362	726
Forensic and Litigation Consulting	121,429	26,494	21.8%	75%	$317	1,076
Economic Consulting	106,851	13,030	12.2%	72%	$523	538
Technology (2)	60,063	17,348	28.9%	N/M	N/M	321
Strategic Communications (2)	43,227	2,729	6.3%	N/M	N/M	584

	$425,552	70,552	16.6%			3,245

Corporate		(19,356)

Adjusted EBITDA (1)		$51,196	12.0%

Three Months Ended March 31, 2013
Corporate Finance/Restructuring	$99,080	$19,085	19.3%	71%	$409	683
Forensic and Litigation Consulting	100,724	12,811	12.7%	66%	$319	965
Economic Consulting	115,194	26,194	22.7%	89%	$493	476
Technology (2)	46,704	13,716	29.4%	N/M	N/M	275
Strategic Communications (2)	45,476	3,554	7.8%	N/M	N/M	619

	$407,178	75,360	18.5%			3,018

Corporate		(16,034)

Adjusted EBITDA (1)		$59,326	14.6%

(1)	We define Adjusted EBITDA as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies. Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income. See also our reconciliation of GAAP to non-GAAP financial measures.
(2)	The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.
(3)	2013 utilization and average bill rate calculations for our Corporate Finance/Restructuring, Forensic and Litigation Consulting, and Economic Consulting segments were updated to reflect the realignment of certain practices as well as information related to non-U.S. operations that was not previously available.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Net income	$18,117	$23,680
Add back:
Special charges, net of tax effect (1)	—	253
Remeasurement of acquisition-related contingent consideration, net of tax effect (2)	(1,350)	—

Adjusted Net Income (3)	$16,767	$23,933

Earnings per common share – diluted	$0.45	$0.58
Add back:
Special charges, net of tax effect (1)	—	0.01
Remeasurement of acquisition-related contingent consideration, net of tax effect (2)	(0.04)	—

Adjusted earnings per common share – diluted (3)	$0.41	$0.59

Weighted average number of common shares outstanding – diluted	40,457	40,620

(1)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rate for the adjustments related to special charges for the three months ended March 31, 2013 was 40.7%. The tax expense related to the adjustment for special charges for the three months ended March 31, 2013 was $0.2 million with no impact on diluted earnings per share. In the three months ended March 31, 2014, there were no special charges.
(2)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rates for the adjustments related to the remeasurement of acquisition-related contingent consideration for the three months ended March 31, 2014 was 36.4%. The tax expense related to the remeasurement of acquisition-related contingent consideration for the three months ended March 31, 2014 was $0.8 million or a $0.02 impact on diluted earnings per share. In the three months ended March 31, 2013 there was no fair value remeasurement of contingent consideration.
(3)	We define Adjusted Net Income and Adjusted Earnings per Diluted Share as net income and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted Earnings per Diluted Share. Management uses Adjusted Earnings per Diluted Share to assess total company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Three Months Ended March 31, 2014
Net income							$18,117
Interest income and other							(1,003)
Interest expense							12,655
Income tax provision							10,348

Operating income (1)	$8,607	$25,402	$12,430	$13,066	$1,005	$(20,393)	$40,117
Depreciation and amortization	791	1,015	1,081	4,064	597	1,037	8,585
Amortization of other intangible assets	2,215	750	306	218	1,127	—	4,616
Remeasurement of acquisition-related contingent consideration	(662)	(673)	(787)	—	—	—	(2,122)

Adjusted EBITDA (2)	$10,951	$26,494	$13,030	$17,348	$2,729	$(19,356)	$51,196

Three Months Ended March 31, 2013
Net income							$23,680
Interest income and other							(937)
Interest expense							12,715
Income tax provision							9,871

Operating income (1)	$16,699	$11,102	$24,995	$8,082	$1,727	$(17,276)	$45,329
Depreciation and amortization	767	1,024	805	3,635	645	1,130	8,006
Amortization of other intangible assets	1,551	512	398	1,985	1,118	—	5,564
Special charges	68	173	(4)	14	64	112	427

Adjusted EBITDA (2)	$19,085	$12,811	$26,194	$13,716	$3,554	$(16,034)	$59,326

(1)	We define Segment Operating Income as a segment’s share of consolidated operating income. We define Total Segment Operating Income as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA.
(2)	We define Adjusted EBITDA as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. Amounts presented in the Adjusted EBITDA row for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies. Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income. See also our reconciliation of GAAP to non-GAAP financial measures.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Operating activities
Net income	$18,117	$23,680
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	8,585	8,006
Amortization of other intangible assets	4,616	5,564
Acquisition-related contingent consideration	(1,843)	731
Provision for doubtful accounts	4,442	4,094
Non-cash share-based compensation	9,503	10,055
Non-cash interest expense	675	670
Other	(443)	(135)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(71,474)	(47,711)
Notes receivable	(26,088)	(227)
Prepaid expenses and other assets	11,927	531
Accounts payable, accrued expenses and other	18,815	16,603
Income taxes	(684)	2,937
Accrued compensation	(93,573)	(28,862)
Billings in excess of services provided	6,630	1,760

Net cash used in operating activities	(110,795)	(2,304)

Investing activities
Payments for acquisition of businesses, net of cash received	(15,611)	(14,676)
Purchases of property and equipment	(15,179)	(7,323)
Other	(10)	12

Net cash used in investing activities	(30,800)	(21,987)

Financing activities
Borrowings under revolving line of credit, net	20,000	—
Purchase and retirement of common stock	(4,367)	(28,758)
Net issuance of common stock under equity compensation plans	(2,490)	(1,335)
Other	(101)	(100)

Net cash provided by (used in) financing activities	13,042	(30,193)

Effect of exchange rate changes on cash and cash equivalents	(275)	(1,598)

Net decrease in cash and cash equivalents	(128,828)	(56,082)
Cash and cash equivalents, beginning of period	205,833	156,785

Cash and cash equivalents, end of period	$77,005	$100,703

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AT MARCH 31, 2014 AND DECEMBER 31, 2013

(in thousands, except per share amounts)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$77,005	$205,833
Accounts receivable:
Billed receivables	375,176	352,411
Unbilled receivables	296,838	233,307
Allowance for doubtful accounts and unbilled services	(126,942)	(109,273)

Accounts receivable, net	545,072	476,445
Current portion of notes receivable	33,592	33,093
Prepaid expenses and other current assets	49,014	61,800
Current portion of deferred tax assets	26,543	26,690

Total current assets	731,226	803,861
Property and equipment, net of accumulated depreciation	85,993	79,007
Goodwill	1,221,318	1,218,733
Other intangible assets, net of amortization	88,871	97,148
Notes receivable, net of current portion	130,721	108,298
Other assets	54,438	57,900

Total assets	$2,312,567	$2,364,947

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$112,808	$126,886
Accrued compensation	124,870	222,738
Current portion of long-term debt	26,000	6,014
Billings in excess of services provided	35,532	28,692

Total current liabilities	299,210	384,330
Long-term debt, net of current portion	711,000	711,000
Deferred income taxes	142,390	137,697
Other liabilities	82,939	89,661

Total liabilities	1,235,539	1,322,688

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 40,854 (2014) and 40,526 (2013)	409	405
Additional paid-in capital	374,242	362,322
Retained earnings	748,738	730,621
Accumulated other comprehensive loss	(46,361)	(51,089)

Total stockholders’ equity	1,077,028	1,042,259

Total liabilities and stockholders’ equity	$2,312,567	$2,364,947